AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                          (REVERSE TRIANGULAR MERGER)


                                 BY AND AMONG


                              AMBIA CORPORATION,
                           A CALIFORNIA CORPORATION

                        ALAN FISHER AND RAZI MOHIUDDIN,
                             AMBIA'S SHAREHOLDERS

                           SOFTWARE PARTNERS, INC.,
                            A DELAWARE CORPORATION


                            INFODATA SYSTEMS INC.,
                            A VIRGINIA CORPORATION


                                      AND


                        AMBIA ACQUISITION CORPORATION,
                            A DELAWARE CORPORATION


                                 JULY 22, 1997

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----

                                   ARTICLE I

                                  DEFINITIONS
Section 1.01    Definitions...............................................  1


                                  ARTICLE II

                     THE MERGER AND PLAN OF REORGANIZATION

Section 2.01    The Merger................................................  6
Section 2.02    Effects of the Merger.....................................  6
Section 2.03    Directors.................................................  7
Section 2.04    Conversion ...............................................  7
Section 2.05    Tax Consequences; Plan of Reorganization..................  7
Section 2.06    Closing and Closing Date .................................  7

                                  ARTICLE III

                              EXCHANGE OF SHARES

Section 3.01    Exchange of Certificates..................................  7
Section 3.02    Adjustments; Delivery of Certificates.....................  8

                                  ARTICLE IV

       REPRESENTATIONS AND WARRANTIES OF SBI, AMBIA AND THE SHAREHOLDERS

Section 4.01    Organization..............................................  9
Section 4.02    Capitalization............................................  9
Section 4.03    Authority Relative to this Agreement......................  9
Section 4.04    Consents and Approvals; No Violations..................... 10
Section 4.05    Financial Statements...................................... 10
Section 4.06    Absence of Certain Changes................................ 11
Section 4.07    No Undisclosed Liabilities................................ 11
Section 4.08    Accuracy of Statements.................................... 11
Section 4.09    No Default ............................................... 11
Section 4.10    Litigation................................................ 11
Section 4.11    Compliance with Applicable Law............................ 11


                                     i


Section 4.12    Taxes; Section 355 Spin-Off and Tax-Free Reorganization... 12
Section 4.13    ERISA..................................................... 13
Section 4.14    Intellectual Property..................................... 13
Section 4.15    Change in Control......................................... 14
Section 4.16    Brokers; Finders.......................................... 14
Section 4.17    Operations of AMBIA....................................... 14
Section 4.18    Insurance................................................. 15
Section 4.19    Continuity of Business Enterprise......................... 15
Section 4.20    Improper and Other Payments............................... 16
Section 4.21    Additional Shareholder and SPI Representations............ 16
Section 4.22    Accounts Receivable....................................... 17

                                   ARTICLE V

                       REPRESENTATIONS AND WARRANTIES OF
                           INFODATA AND ACQUISITION

Section 5.01    Organization.............................................. 18
Section 5.02    Capitalization............................................ 18
Section 5.03    Authority Relative to this Agreement...................... 19
Section 5.04    Consents and Approvals; No Violations..................... 19
Section 5.05    Reports................................................... 19
Section 5.06    Accuracy of Statements.................................... 20
Section 5.07    No Undisclosed Liabilities................................ 20
Section 5.08    No Default................................................ 20
Section 5.09    Litigation................................................ 20
Section 5.10    Compliance with Applicable Law............................ 20
Section 5.11    Brokers; Finders.......................................... 21
Section 5.12    Continuity of Business Enterprise......................... 21
Section 5.13    Interim Operations of Acquisition......................... 21


                                  ARTICLE VI

                                   COVENANTS

Section 6.01    Covenants of AMBIA........................................ 21
Section 6.02    Press Releases............................................ 23
Section 6.03    No Solicitation........................................... 23
Section 6.04    Access to Information..................................... 24
Section 6.05    Best Efforts.............................................. 24
Section 6.06    Shareholders Meeting...................................... 24
Section 6.07    Contact Clients........................................... 24
Section 6.08    Notice Regarding Change in Circumstances.................. 25


                                     iii


Section 6.09    Indemnification........................................... 25
Section 6.10    Certain Benefits.......................................... 28
Section 6.11    AMBIA Stock Plans, etc.................................... 28
Section 6.12    Registration of Infodata Shares........................... 29
Section 6.13    Expenses.................................................. 29
Section 6.14    Noncompetition............................................ 29
Section 6.15    Appointment of Fisher as Infodata Director................ 31
Section 6.16    Employment Agreement for Mohiuddin........................ 31
Section 6.17    Consistent Tax Treatment for Spin-Off..................... 31
Section 6.18    Negative Covenants of Infodata............................ 31

                                  ARTICLE VII

                                  CONDITIONS

Section 7.01    Conditions to Each Party's Obligation to Effect the
                Merger.................................................... 32
Section 7.02    Conditions of Obligations of Infodata and Acquisition to
                Effect the Merger......................................... 32
Section 7.03    Conditions of Obligation of AMBIA to Effect the Merger.... 34

                                 ARTICLE VIII

                           TERMINATION AND AMENDMENT

Section 8.01    Termination............................................... 37
Section 8.02    Effect of Termination..................................... 37
Section 8.03    Amendment................................................. 37
Section 8.04    Extension; Waiver......................................... 37

                                  ARTICLE IX

                         POST-EFFECTIVE DATE COVENANTS

Section 9.01    Tax Returns............................................... 38
Section 9.02    Adjustment................................................ 38
Section 9.03    Further Instruments and Actions........................... 38

                                   ARTICLE X

                                 MISCELLANEOUS

Section 10.01   Survival of Representations and Warranties; Escrow........ 38


                                     iii


Section 10.02   Notices................................................... 39
Section 10.03   Descriptive Headings...................................... 40
Section 10.04   Counterparts.............................................. 40
Section 10.05   Entire Agreement; Assignment.............................. 41
Section 10.06   Governing Law; Jurisdiction and Service of Process;
                Dispute Resolution........................................ 41
Section 10.07   Publicity................................................. 43
Section 10.08   Parties in Interest....................................... 43

 Exhibits
 --------
Exhibit 2.01         Agreement of Merger
Exhibit 3.01(a)      List of Shareholders and Amounts of Infodata Shares To Be Received
Exhibit 4.02         AMBIA Securities Issued and Outstanding; AMBIA Ownership of Other
                     Businesses
Exhibit 4.04         AMBIA Required Consents and Approvals; List of Violations
Exhibit 4.05         Supplemental Disclosures to Financial Statements
Exhibit 4.06         AMBIA Material Adverse Changes
Exhibit 4.09         AMBIA Defaults
Exhibit 4.10         AMBIA Litigation
Exhibit 4.12         AMBIA Tax Statutes of Limitations
Exhibit 4.13         AMBIA Employee Benefit Plan Obligations
Exhibit 4.14         AMBIA's Intellectual Property
Exhibit 4.15         AMBIA Change in Control Agreements
Exhibit 4.17         Operations of AMBIA
Exhibit 4.18         AMBIA Insurance Coverage
Exhibit 4.20         AMBIA Improper and Other Payments
Exhibit 4.21(c)      Interests in AMBIA's Property
Exhibit 5.02         Infodata's Subsidiaries
Exhibit 5.04         Infodata Required Consents and Approvals; List of Violations
Exhibit 5.05         Infodata Reports
Exhibit 5.08         Infodata Defaults
Exhibit 5.09         Infodata Litigation
Exhibit 6.10         AMBIA Employment, Severance and Consulting Agreements
Exhibit 6.11(b)      Form of Infodata Stock Option Agreement
Exhibit 6.12         Registration Rights Agreement
Exhibit 6.16         Employment Agreement of Razi Mohiuddin
Exhibit 7.02(e)      Opinion of Fenwick & West, LLP
Exhibit 7.03(e)      Opinion of Freedman, Levy, Kroll & Simonds
Exhibit 7.03(f)      Tax Opinion of Freedman, Levy, Kroll & Simonds
Exhibit 7.03(f)-1    Tax Representation Letters
Exhibit 10.01(b)     Escrow Agreement
Exhibit 10.01(b)(i)  Listing of Escrow Shares Contributed on Behalf of Each Shareholder

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

     THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION is dated as of July 22, 1997, by and among AMBIA Corporation, a California corporation ("AMBIA"); Alan Fisher and Razi Mohiuddin (the "Shareholders"); Software Partners, Inc., a Delaware corporation ("SPI"); Infodata Systems Inc. a Virginia corporation ("Infodata"); and AMBIA Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Infodata ("Acquisition").


                                   ARTICLE I

                                  DEFINITIONS

     1.01 DEFINITIONS. The following terms shall have the following meanings for purposes of this Agreement:

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "Agreement" means this Agreement, all Exhibits hereto, and all amendments made hereto and thereto by written agreement among the parties.

     "AMBIA Benefit Plans" has the meaning set forth in Section 4.13(b) hereof.

     "AMBIA Confidential Information" means all confidential information concerning AMBIA or its Affiliates that (i) is not and has not become ascertainable or obtainable from public or published information, (ii) is not received from a third party or is received from a third party pursuant to the authorization of AMBIA, SPI or either or both of the Shareholders in connection with Infodata's due diligence review of AMBIA, (iii) was not in Infodata's possession prior to disclosure thereof to Infodata in connection with the transactions contemplated herein, and (iv) was not independently developed by Infodata.

     "AMBIA Equity Incentive Plan" means the incentive stock and stock option plan dated June 1, 1996, pursuant to which AMBIA has reserved up to 500,000 shares of AMBIA common stock, no par value per share, for issuance as restricted stock or stock bonuses or upon exercise of stock options granted under such plan.

     "AMBIA Material Adverse Change" means a change (or circumstance involving a prospective change) that has or can reasonably be expected to have a material, adverse impact on the business, operations, assets, liabilities, results of operations, cash flows or condition (financial or otherwise) of AMBIA, taken as a whole.

     "AMBIA Material Adverse Effect" means an effect (or circumstance involving a prospective effect) on the business, operations, assets, liabilities, results of operations, cash flows or condition (financial or otherwise) of AMBIA that is or can reasonably be expected to be materially adverse.

     "AMBIA Permits" has the meaning set forth in Section 4.11 hereof.

     "AMBIA Shares" means the 4,500,000 shares of common stock, no par value per share, of AMBIA held of record by the Shareholders, 2,844,888 of which shares are held of record by Alan Fisher and 1,655,112 of which shares are held of record by Razi Mohiuddin.

     "AMBIA Stock Option" has the meaning set forth in Section 6.11 hereof.

     "Business" means, with respect to Infodata or AMBIA, (i) the design, development, installation, implementation, sale, support, maintenance, marketing and management of electronic document management systems, including the performance of integration services and the design, development, sale and re-sale of software products relating to such systems, and (ii) the design, development, support, maintenance, sale, re-sale and integration of software products that are being produced or are in the process of being produced, designed or developed by Infodata or AMBIA as of the date of this Agreement.

     "Business Day" means any day of the year other than (i) any Saturday or Sunday or (ii) any other day on which commercial banks located in Washington, D.C., are generally closed for business.

     "California Corporations Code" means the California Corporations Code of 1968, as amended.

     "Certificates" has the meaning set forth in Section 3.01(a) hereof.

     "Agreement of Merger" has the meaning set forth in Section 2.01 hereof.

     "Closing" means the consummation of the transactions contemplated herein, as provided in Section 2.06 hereof.

     "Closing Date" has the meaning set forth in Section 2.06 hereof.

     "Code" means the United States Internal Revenue Code of 1986, as amended.

     "Confidential Information" has the meaning set forth in Section 6.14(e) hereof.

     "Conversion Ratio" has the meaning set forth in Section 2.04(a) hereof.

     "Disagreement" shall have the meaning set forth in Section 10.06(c) hereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Effective Date" has the meaning set forth in Section 2.01 hereof.

     "Effective Time" has the meaning set forth in Section 2.01 hereof.

     "Employment Agreement" has the meaning set forth in Section 6.16 hereof and substantially in the form set forth in EXHIBIT 6.16.

     "Ending Date" has the meaning set forth in Section 6.14(a) hereof.

     "Escrow Agent" has the meaning set forth in Section 10.01(b) hereof.

     "Escrow Agreement" has the meaning set forth in Section 10.01(b) hereof, and substantially in the form attached hereto as EXHIBIT 10.01(b).

     "Escrow Fund" has the meaning set forth in Section 10.01(b) hereof.

     "Escrow Period" has the meaning set forth in Section 10.01(b) hereof.

     "Escrow Shares" has the meaning set forth in Section 10.01(b) hereof.

     "Financial Statements" means: (a) the audited financial statements of AMBIA as of December 31, 1996 (including all schedules and notes thereto), consisting of the balance sheets at such dates and the related statements of income and expenses, retained earnings, and changes in cash flows for the eight-month period beginning May 1, 1996 and ending December 31, 1996; and (b) the Interim Financial Statements.

     "GAAP" means U.S. generally accepted accounting principles in effect from time to time.

     "Governmental Authority" means the government of the United States or any foreign country or any state or political subdivision thereof and any entity, agency, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Indemnified Person" means the Person or Persons entitled to, or claiming a right to, indemnification.

     "Indemnifying Person" means the Person or Persons claimed by the Indemnified Person to be obligated to provide indemnification.

     "Infodata Common Stock" has the meaning set forth in Section 5.02(a) hereof.

     "Infodata Confidential Information" means all confidential information concerning Infodata or its Affiliates that (i) is not and has not become ascertainable or obtainable from public or published information, (ii) is not received from a third party or is received from a third party pursuant to the authorization of Infodata, (iii) was not in AMBIA's, SPI's, or either or both of the Shareholders' possession prior to disclosure thereof to the Shareholders, AMBIA or SPI in connection with the transactions contemplated herein, and (iv) was not independently developed by AMBIA, SPI or either or both of the Shareholders.

     "Infodata Indemnified Parties" means Infodata and each of its Affiliates (including, after the Closing, AMBIA) and their respective officers, directors, employees, agents and representatives, provided that in no event shall the Shareholders or SPI be deemed an Infodata Indemnified Party.

     "Infodata Material Adverse Change" means a change (or circumstance involving a prospective change) that has or can reasonably be expected to have a material, adverse impact on the business, operations, assets, liabilities, results of operations, cash flows or condition (financial or otherwise) of Infodata and any of its subsidiaries, taken as a whole.

     "Infodata Material Adverse Effect" means an effect (or circumstance involving a prospective effect) on the business, operations, assets, liabilities, results of operations, cash flows or condition (financial or otherwise) of Infodata and any of its subsidiaries, taken as a whole, that is or can reasonably be expected to be materially adverse.

     "Infodata Permits" has the meaning set forth in Section 5.10 hereof.

     "Infodata SEC Reports" has the meaning set forth in Section 5.05 hereof.

     "Infodata Shares" means the 400,000 shares of Common Stock, $.03 par value per share, of Infodata, issuable to the Shareholders pursuant to Section 2.04(a) of this Agreement.

     "Intellectual Property" means any and all trademarks, trade names, service marks, patents, copyrights (including any registrations, applications, licenses or rights relating to any of the foregoing), technology, trade secrets, inventions, know-how, designs, computer programs, processes, and all other intangible assets, properties and rights. The term "AMBIA's Intellectual Property" means any and all Intellectual Property owned by AMBIA in the conduct of its business, as defined in Section 4.14 hereof and set forth in
EXHIBIT 4.14 attached hereto.

     "Interim Financial Statements" means any of the unaudited financial statements of AMBIA as of June 30, 1997 (including any and all schedules and notes thereto), consisting of the balance sheet at such date, related statement of income and expenses, retained earnings, and/or changes in cash flows for the six-month period then ended, which statements shall be delivered to Infodata pursuant to Section 4.05 hereof.

     "Law" means any law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority.

     "Lien" means any mortgage, lien (except for any lien for Taxes not yet due and payable), charge, restriction, pledge, security interest, option, lease or sublease, claim, right of any third party, easement, encroachment or encumbrance.

     "Loss" or "Losses" means any and all liabilities, losses, costs, claims, damages (including consequential damages), penalties and expenses (including reasonable attorneys' fees and expenses and costs of investigation and litigation). In the event any of the foregoing are indemnifiable hereunder, the terms "Loss" and "Losses" shall include any and all reasonable attorneys' fees and expenses and costs of investigation and litigation incurred by the Indemnified Person in enforcing such indemnity. Losses shall be reduced by reason of tax benefits or any applicable insurance proceeds allegedly enjoyed as a result of such Losses by any Indemnified Party. Without limitation, "Loss" and "Losses" shall include reasonable fees and disbursements of counsel incurred by any Indemnified Party in an action or proceeding between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise.

     "Merger" has the meaning set forth in Section 2.01 hereof.

     "New Shares" has the meaning set forth in Section 10.01(b) hereof.

     "Person" means any individual, corporation, proprietorship, firm, partnership, limited partnership, limited liability company, limited liability partnership, trust, association or other entity, including a government or government department, agency or instrumentality.

     "Post-Merger Continuity Period" has the meaning set forth in Section 6.12 hereof.

     "Primary Opinion" has the meaning set forth in Sections 7.02 and 7.03(e) hereof.

     "Registration Rights Agreement" has the meaning set forth in Section 6.12 hereof and substantially in the form in EXHIBIT 6.12.

     "Replacement Option" has the meaning set forth in Section 6.11 hereof.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Spin-Off" has the meaning set forth in Section 4.12(b) hereof.

     "Subsidiaries" means any Person 50.1% or more of the voting power of which is controlled by another Person.

     "Surviving Corporation" has the meaning set forth in Section 2.01 hereof.

     "Taxes"  means  all  taxes,  charges,   fees,  duties,  levies  or  other
assessments, including income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, severance, employee's income and employment tax withholding, other withholding, unemployment taxes, interest, penalties and/or additions to tax attributable thereto, which are imposed by any Governmental Authority.

     "Tax Opinion" has the meaning set forth in Section 7.03(f) hereof.

     "Tax Return" means any report, return or other information required to be supplied to a Governmental Authority in connection with any Taxes.


                                  ARTICLE II

                     THE MERGER AND PLAN OF REORGANIZATION

     Section 2.01 THE MERGER. Upon the terms and subject to the conditions hereof, as promptly as practicable following the satisfaction or waiver of the conditions set forth in Article VI hereof, unless the parties shall otherwise agree, an agreement of merger in the form attached hereto as EXHIBIT 2.01 (the "Agreement of Merger") providing for the merger of Acquisition with and into AMBIA (the "Merger") shall be duly prepared, executed and filed by AMBIA, as the surviving corporation (sometimes also referred to as the "Surviving Corporation"), in accordance with the relevant provisions of the California Corporations Code, and the parties hereto shall take any other actions required by law to make the Merger effective. Following the Merger, AMBIA, with all its purposes, objects, rights, privileges, powers and franchises, shall continue, and Acquisition shall cease to exist. The Merger shall be effective at the time (the "Effective Time") and on the date (the "Effective Date") that a properly executed Agreement of Merger is duly filed with the Secretary of State of California in accordance with Section 1103 of the California Corporations Code; PROVIDED, HOWEVER, that by mutual consent of the parties, such Agreement of Merger may provide for a later date of effectiveness of the Merger not more than thirty (30) days after such filing. After the Effective Time and Effective Date, a closing shall take place at the offices of Freedman, Levy, Kroll & Simonds, in Washington, D.C., as set forth in Section 2.06 hereof.

     Section 2.02 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 1107 of the California Corporations Code. As of the Effective Time, the Surviving Corporation shall be a wholly-owned subsidiary of Infodata.

     Section 2.03 DIRECTORS. The directors and officers of Acquisition immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation until their successors shall have been duly elected or appointed and shall have been qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of the Surviving Corporation.

     Section 2.04 CONVERSION. At the Effective Time, by virtue of the Merger and without any action on the part of Infodata, Acquisition, AMBIA or the holder of any of the following securities:

          (a) Subject to Sections 2.01 and 3.02(a), the AMBIA Shares shall be converted into four hundred thousand (400,000) fully-paid and nonassessable Infodata Shares, at a conversion ratio of eleven and one-quarter (11.25) AMBIA Shares for every one (1) Infodata Share (the "Conversion Ratio").

          (b)  Each  issued  and  outstanding  share of the  capital  stock of
Acquisition   shall  be  converted   into  and  become  one   fully-paid   and
nonassessable share of common stock of the Surviving Corporation.

     Section 2.05 TAX CONSEQUENCES; PLAN OF REORGANIZATION. It is intended that the Merger shall constitute a reorganization within the meaning of
Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code.

     Section 2.06 CLOSING. The closing of the merger (the "Closing") will take place at the offices of Freedman, Levy, Kroll & Simonds, Washington, D.C., at 10:00 A.M. (EDT) no later than three (3) Business Days after Infodata's receipt of confirmation from the California Secretary of State that the Agreement of Merger has been approved as filed, or at such other place, time and date as the parties may agree upon in writing (the "Closing Date").


                                  ARTICLE III

                              EXCHANGE OF SHARES

     Section 3.01 EXCHANGE OF CERTIFICATES.

          (a) At the Closing, Infodata shall deliver certificates for (i) Sixty Thousand (60,000) Infodata Shares, as adjusted pursuant to Section 3.02, to the Escrow Agent pursuant to Section 10.01(b) hereof and (ii) Three Hundred Forty Thousand (340,000) Infodata Shares, as adjusted, to the Shareholders, registered in the names of the Shareholders and in the amounts provided on attached EXHIBIT 3.01(a). Such certificates shall bear the restrictive legend contained in Section 4.21(f) hereof.

          (b) At the Closing,  each holder of a  certificate  or  certificates which immediately prior to the Effective Time represented all of the AMBIA Shares (the "Certificates") shall deliver the Certificates, and risk of loss and title to the Certificates shall pass upon delivery of the Certificates, to Infodata, and the Certificates shall be in such form and have such other provisions as Infodata and AMBIA may reasonably specify. Such holders shall deliver and execute all necessary and appropriate stock transfer powers and other documentation to transfer risk of loss and title to the Certificates and the AMBIA Shares to Infodata. Upon surrender of the Certificates to Infodata, together with such stock powers or other documentation duly executed, the holders of such Certificates shall be entitled to receive in exchange therefor the certificates representing whole Infodata Shares and cash in lieu of fractional shares, if applicable, which such holder has the right to receive pursuant to the provisions of this Agreement excluding any Infodata Shares deposited into Escrow pursuant to Section 10.01(b) hereof, and the Certificates so surrendered shall forthwith be cancelled.

          (c) Following the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of AMBIA Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article III.

          (d) No certificate or scrip representing fractional Infodata Shares shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Infodata. In lieu of any such fractional share, Infodata shall pay to each Shareholder an amount in cash determined by multiplying (i) the closing price of Infodata Shares as reported by THE WALL STREET JOURNAL for the trading day immediately preceding the Effective Date by
(ii) the fraction of an Infodata Share to which such Shareholder would otherwise be entitled. At the Closing, Infodata shall pay such amounts to the Shareholders in accordance with the terms of this Article III.

     Section 3.02 ADJUSTMENTS; DELIVERY OF CERTIFICATES. If, between the date of this Agreement and the Effective Time, the AMBIA Shares or the Infodata Shares shall have been exchanged into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within such period, the amount into which the Shares will be converted in the Merger shall be correspondingly adjusted.


                                  ARTICLE IV

       REPRESENTATIONS AND WARRANTIES OF SPI, AMBIA AND THE SHAREHOLDERS

     Except as provided in Section 4.21 and except with respect to any representations or warranties regarding the "knowledge" or "best knowledge" of any Person for which such representations and warranties shall be made severally and not jointly, SPI, AMBIA and the

Shareholders jointly and severally represent and warrant to Infodata and Acquisition as of the date of this Agreement and on the Effective Date (except as otherwise provided herein) as follows; PROVIDED, HOWEVER, that any disclosure or reference set forth in any Exhibit attached to this Agreement shall apply to and/or qualify any of the representations or warranties set forth in this Article IV:

     Section 4.01 ORGANIZATION. AMBIA is a corporation duly organized, validly existing and in good standing under the laws of California and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. AMBIA is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not in the aggregate result in an AMBIA Material Adverse Effect. AMBIA has heretofore delivered to Infodata accurate and complete copies of its articles of incorporation and bylaws, as currently in effect.

     Section 4.02 CAPITALIZATION. (a) The authorized capital stock of AMBIA consists of 5,000,000 AMBIA Shares of which, as of the date of this Agreement, 4,500,000 were issued and outstanding. All the issued and outstanding AMBIA Shares are validly issued, fully paid and nonassessable and free of preemptive rights. As of the date of this Agreement and on the Effective Date, 390,000 AMBIA Shares were issuable upon exercise of options, each of which options has an exercise price of $.15 per share and was granted pursuant to the AMBIA Equity Incentive Plan. AMBIA has issued no other shares of its capital stock nor securities substantially equivalent to capital stock.

     Except as set forth above, in EXHIBIT 4.02 attached hereto, or as contemplated hereby, there are not now, and at the Effective Time there will not be, any shares of capital stock (or securities substantially equivalent to capital stock) of AMBIA issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating AMBIA to issue, transfer or sell any of its securities.

          (b) Except as disclosed in EXHIBIT 4.02, AMBIA does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity, voting or ownership interest in any business other than its own. There are not now, and at the Effective Time there will not be, any voting trusts or other agreements or understandings to which AMBIA is a party or is bound with respect to the voting of the capital stock of AMBIA.

     Section 4.03 AUTHORITY RELATIVE TO THIS AGREEMENT. AMBIA has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. SPI has full corporate power and authority to execute and deliver this Agreement and to enter into the indemnification provided under Section 6.09 hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors and the

Shareholders of AMBIA and no other corporate proceedings on the part of AMBIA are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by AMBIA, SPI and the Shareholders and constitutes a valid and binding agreement of them, enforceable against them in accordance with its terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, and (b) rules of law or equity governing specific performance, injunctive relief and other equitable remedies.

     Section 4.04 CONSENTS AND APPROVALS; NO VIOLATIONS. Except as otherwise provided in EXHIBIT 4.04 attached hereto and in the filing and recordation of an Agreement of Merger, as required by Section 1103 of the California Corporations Code, and a Certificate of Merger, as required under Delaware law, no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary for the consummation by AMBIA of the transactions contemplated by this Agreement. Except as set forth in EXHIBIT 4.04, neither the execution and delivery of this Agreement by AMBIA nor the consummation by AMBIA of the transactions contemplated hereby nor compliance by AMBIA with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the articles of incorporation or bylaws of AMBIA, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which AMBIA is a party or by which it or any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, statute, treaty, rule or regulation applicable to AMBIA or any of its properties or aseeto, except in the case of
(ii) or (iii) for violations, breaches or defaults which are not in the aggregate material to the business, operations or financial condition of AMBIA taken as a whole and which will not prevent or delay the consummation of the transactions contemplated hereby.

     Section 4.05 FINANCIAL STATEMENTS. AMBIA has delivered to Infodata copies of the Financial Statements. The audited Financial Statements present fairly the financial position, assets and liabilities of AMBIA as of December 31, 1996, and the results of the operation of AMBIA's business and changes in cash flow for the eight (8) month period ending December 31, 1996. The unaudited Interim Financial Statements present fairly the financial position, assets and liabilities of AMBIA as of June 30, 1997, respectively, and the results of the operation of AMBIA's business and changes in cash flow for the six-month period then ended. The Financial Statements have been prepared in conformity with GAAP, consistently applied during the periods. The Financial Statements, including the notes thereto, make full and adequate disclosure of, and provision for, all material obligations and liabilities of AMBIA to the extent required by GAAP. Except as set forth in the most recent balance sheet included in the Financial Statements, there are no liabilities, debts, claims or obligations, whether accrued, absolute, contingent or otherwise, whether due or to become due, which could cause an AMBIA Material Adverse Change, to the extent required by GAAP to be included in such balance sheet. Except as set forth in EXHIBIT 4.05, none of the Financial Statements or schedules included therein, contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

     Section 4.06 ABSENCE OF CERTAIN  CHANGES.  Except as set forth in EXHIBIT
4.06 attached hereto, since Marih e1, 1997, AMBIA has not taken any of the actions set forth in Section 6.01, suffered any AMBIA Material Adverse Changes (other than changes generally affecting the industries in which AMBIA operates, including changes due to actual or proposed changes in law or regulation, or changes relating to the transactions contemplated by this Agreement, including the change in control contemplated hereby) or entered into any transaction, or conducted its business or operations, other than in the ordinary and usual course of business and consistent with past practice and other than in connection with AMBIA's exploration of alternatives leading to the execution of this Agreement.

     Section 4.07 NO UNDISCLOSED LIABILITIES. Except as and to the extent set forth in the Financial Statements, AMBIA, at June 30, 1997, did not have any material liabilities not reflected on the balance sheet of AMBIA included in the Interim Financial Statements. Except as and to the extent set forth in such Financial Statements, since June 30, 1997, through and including the Effective Date, AMBIA has not incurred any liabilities material to the business, operations or financial condition of AMBIA taken as a whole, except liabilities incurred in the ordinary and usual course of business and consistent with past practice and any liabilities incurred in connection with this Agreement.

     Section 4.08 ACCURACY OF STATEMENTS. Neither this Agreement nor any written statement, list, certificate or other information furnished by or on behalf of AMBIA to Infodata in connection with this Agreement or any of the transactions contemplated hereby, taken as a whole, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

     Section 4.09 NO DEFAULT. Except as set forth in EXHIBIT 4.09 attached hereto, AMBIA is not in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its articles of incorporation or its bylaws, (ii) any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which AMBIA is a party or by which it or any of its properties or assets may be bound or
(iii) any order, writ, injunction, decree, statute, rule or regulation applicable to AMBIA, which defaults or violations would, in the aggregate, result in an AMBIA Material Adverse Effect or which would materially prevent or delay the consummation of the transactions contemplated hereby.

     Section 4.10 LITIGATION. Except as disclosed in EXHIBIT 4.10 attached hereto, there is no action, suit, proceeding, review or, to the knowledge of AMBIA, investigation pending or, to the knowledge of AMBIA, threatened involving AMBIA, at law or in equity, or before any Governmental Authority which in the aggregate are reasonably likely to result in an AMBIA Material Adverse Effect.

     Section 4.11 COMPLIANCE WITH APPLICABLE LAW. AMBIA holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Authorities necessary for the lawful conduct of its business (the "AMBIA Permits"), except for failures to hold such AMBIA Permits which would not, in the aggregate, result in an AMBIA Material Adverse Effect. AMBIA is in compliance with the terms of AMBIA Permits, except where the failure so to comply would not result in an AMBIA Material Adverse Effect. AMBIA's business is not being conducted in violation of any applicable law, ordinance, rule, regulation, decree or order of any Governmental Authority, except for violations which in the aggregate do not and would not result in an AMBIA Material Adverse Effect.

     Section 4.12 TAXES; SECTION 355 SPIN-OFF AND TAX-FREE REORGANIZATION.

          (a) AMBIA has duly filed all material federal, state, local and foreign tax returns required to be filed by it, and AMBIA has duly paid, caused to be paid or made adequate provision for the payment of all Taxes required to be paid in respect of the periods covered by such returns and has made adequate provision for payment of all Taxes anticipated to be payable in respect of all taxable periods since the periods covered by such returns and ending with the Effective Date. To the best of the knowledge of AMBIA, the Shareholders and SPI, none of the income tax returns required to be filed by AMBIA with Governmental Authorities has ever been examined by the government agencies responsible for auditing such returns, and no period during which any assessments may be made by such agencies with respect to such returns or any Taxes due to such Governmental Authorities has expired. No issue or claim has been asserted for Taxes by any taxing authority for any prior period, the adverse determination of which would result in a deficiency which would result in an AMBIA Material Adverse Effect. Except as set forth in EXHIBIT 4.12 attached hereto, there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any income tax return of AMBIA.

          (b) Prior to commencing negotiations with Infodata in connection with the Merger and the transactions contemplated under this Agreement, AMBIA, SPI and the Shareholders consummated the tax-free spin-off of AMBIA stock by SPI to the Shareholders under Section 355 of the Code (the "Spin-Off"), pursuant to the Agreement and Plan of Reorganization dated May 1, 1996, approved and adopted by SPI's Board of Directors and shareholders by unanimous consents, dated May 1, 1996. SPI, AMBIA and each of the Shareholders further represent and warrant that; (i) all of the requirements imposed by Section 355 of the Code and the underlying regulations, including, without limitation, the business purpose, continuity of interest, continuity of business enterprise, active trade or business and device tests, were satisfied in connection with the Spin-Off; and (ii) all of the requirements imposed by Sections 368(a) and
(b) of the Code and the underlying regulations, including, without limitation, the business purpose, continuity of interest and continuity of business enterprise tests shall be satisfied on the Effective Date in connection with the Merger and the transactions contemplated by this Agreement. The Shareholders and SPI shall execute tax representation letters in the form attached hereto as EXHIBIT 7.03(f)-1, in connection with the opinion to be given by Infodata's counsel under Section 7.03(f) hereof concerning the tax-free treatment of the transactions contemplated by this Agreement.

     Section 4.13 ERISA.

          (a) With respect to each employee benefit plan (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of ERISA), and any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, insurance or other plan, arrangement or understanding (whether or not legally binding) (all the foregoing being herein called the "AMBIA Benefit Plans"), maintained or contributed to by AMBIA, AMBIA has made available to Infodata a true and correct copy of, where applicable, (i) the most recent annual report (Form 5500) filed with the IRS, (ii) such AMBIA Benefit Plan, (iii) each trust agreement and group annuity contract, if any, relating to such AMBIA Benefit Plan and (iv) the most recent actuarial report or valuation relating to a AMBIA Benefit Plan subject to Title IV of ERISA. None of the AMBIA Benefit Plans are multiemployer plans within the meaning of
Section 3(37) of ERISA. Each of the AMBIA Benefit Plans covered by ERISA (a) has been operated in all material respects in accordance with ERISA, (b) has not engaged in any prohibited transactions (as such term is defined in Section 406 of ERISA) and (c) has met the minimum funding standards of Section 412 of the Code. No material reportable event (within the meaning of Section 4043 of ERISA) has occurred and is continuing with respect to any such Plan. AMBIA has never terminated any pension plan or withdrawn from any multiemployer pension plan.

          (b) With respect to AMBIA Benefit Plans, in the aggregate, no event has occurred, and to the knowledge of AMBIA or the Shareholders, there exists no condition or set of circumstances which are reasonably likely to occur in connection with which AMBIA would be subject to any liability, that would result in an AMBIA Material Adverse Effect (except liability for benefits claims and funding obligations payable in the ordinary course), under ERISA, the Code or any other applicable law.

          (c) Except as set forth in EXHIBIT 4.13 attached hereto, with respect to AMBIA Benefit Plans, in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP on the Financial Statements, which obligations are reasonably likely to result in an AMBIA Material Adverse Effect.

     Section 4.14 INTELLECTUAL PROPERTY.

          (a) EXHIBIT 4.14 is an accurate and complete list of all of AMBIA's Intellectual Property, and reflects AMBIA's Intellectual Property that has been duly and properly registered in any jurisdiction. Except as otherwise specified in EXHIBIT 4.14, AMBIA owns, has the right to use, sell, license, dispose of, and to bring actions for the misappropriation of AMBIA's Intellectual Property, and to the best of SPI's, the Shareholders' and its knowledge, without any conflict with or infringement of the rights of others, free and clear of all liens, charges or encumbrances or other restrictions of any kind.

          (b) AMBIA has taken reasonable steps to safeguard and maintain the secrecy and confidentiality of, and protect its proprietary rights in, its Intellectual Property.

          (c) Except as set forth in EXHIBIT 4.14 attached hereto and to the knowledge of AMBIA, no claim is pending or, to the knowledge of AMBIA, SPI or the Shareholders, threatened to the effect that the present or past operations of AMBIA infringe upon or conflict with the rights of others with respect to any Intellectual Property and no claim is pending or threatened to the effect that any of the Intellectual Property is invalid or unenforceable. To AMBIA's knowledge, no contract, agreement or understanding with any party exists which would materially impede or prevent the continued use by AMBIA of the entire right, title and interest of AMBIA in and to the Intellectual Property.

     Section 4.15 CHANGE IN CONTROL. Except as set forth in EXHIBIT 4.15, AMBIA is not a party to any contract, agreement or understanding which contains a "change in control" provision or "potential change in control" provision.

     Section 4.16 BROKERS; FINDERS. Neither AMBIA, SPI nor the Shareholders have retained any broker or finder in connection with the transactions contemplated herein so as to give rise to any valid claim against AMBIA or Infodata for any brokerage or finder's commission, fee or similar compensation.

     Section 4.17 OPERATIONS OF AMBIA. Except as set forth in EXHIBIT 4.17 attached hereto, AMBIA has not since March 31, 1997:

          (a) amended its articles of incorporation or bylaws or merged with or into or consolidated with any other person, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business;

          (b) issued or sold or purchased, or issued options or rights to subscribe to, or entered into any contracts or commitments to issue or sell or purchase, any shares of its capital stock;

          (c) waived any right of material value to its business which in each instance is worth in excess of $10,000.00 or in the aggregate is worth greater than $25,000.00;

          (d) made any change in its accounting methods or practices or made any change in depreciation or amortization policies or rates adopted by it;

          (e) made any payment or commitment to pay any severance or termination pay to any of its officers, directors, employees, consultants, agents or other representatives;

          (f) entered into any lease (as lessor or lessee), sold, abandoned or made any other disposition of any of its tangible assets, granted or suffered any lien or other encumbrance on any of its assets or properties, entered into or amended any contract or other agreement to which it is a party, or by or to which it or its assets or properties are bound or subject, or pursuant to which it agrees to indemnify any party or to refrain from competing with any party, in each instance, worth more than $10,000.00;

          (g) except for property or equipment acquired in the ordinary course of business, made any acquisition of all or any part of the assets, properties, capital stock or business of any other Person, which is in each instance valued at more than $10,000.00, or in the aggregate valued at more than $25,000.00;

          (h) paid, directly or indirectly, any of its material liabilities before the same became due in accordance with its terms or otherwise than in the ordinary course of business;

          (i) suffered or incurred any damage, destruction or loss (whether or not covered by insurance) constituting an AMBIA Material Adverse Effect or Change;

          (j) entered into any other material contract or other agreement or other material transaction; or

          (k) been advised or otherwise become aware that any of its existing contracts for the performance of services or the license of any portion of AMBIA's Intellectual Property is to be terminated or substantially modified other than in accordance with its terms or as reflected in EXHIBIT 4.17.

     Section 4.18 INSURANCE. EXHIBIT 4.18 attached hereto is an accurate and complete list of all policies of fire, liability, workers' compensation, title and other forms of insurance owned, held by or applicable to AMBIA, and AMBIA has heretofore delivered to Infodata a true and complete copy of all such policies, including all occurrence-based policies applicable to AMBIA for all periods prior to the Effective Date. To the knowledge of each of AMBIA, SPI and the Shareholders, there are no pending claims of AMBIA under any of such policies; such policies (and binders, if any), are valid and enforceable in accordance with their terms and are in full force and effect; and all the insurable properties and assets of AMBIA are insured for AMBIA's benefit, in amounts and coverages deemed adequate by the AMBIA's management, against all risks usually insured against by persons operating similar properties and assets in the localities where such properties or assets are located, under valid and enforceable policies issued by insurers of recognized responsibility.

     Section 4.19 CONTINUITY OF BUSINESS ENTERPRISE. AMBIA operates at least one historic line of business, or owns at least a significant portion of its business assets, in each case within the meaning of Treasury Regulation ss.1.368-1(d). Neither AMBIA nor SPI has taken or agreed to take any action that would prevent the Merger from constituting a tax-free reorganization qualifying under the provisions of Section 368(a) of the Code.

     Section 4.20 IMPROPER AND OTHER PAYMENTS. To the best knowledge of AMBIA, SPI and the Shareholders, except as set forth in EXHIBIT 4.20, none of AMBIA, any of its directors, officers, employees, agents or representatives, nor any Person acting on behalf of any of them, has made, paid or received (a) any bribes, kickbacks or other similar payments to or from any Person, whether lawful or unlawful, (b) any contributions, directly or indirectly, to a domestic or foreign political party or candidate or (c) any improper foreign payment (as defined in the U.S. Foreign Corrupt Practices Act).

     Section 4.21 ADDITIONAL SHAREHOLDER AND SPI REPRESENTATIONS.


          (a) Each Shareholder and SPI severally and not jointly represents that such Shareholder and SPI has not purchased, sold, exchanged, transferred by gift or otherwise disposed of AMBIA Shares prior to the date hereof either in contemplation of or as part of the Merger or otherwise.

          (b) Each Shareholder severally and not jointly represents that he is aware of (i) the limitations on resale of the Infodata Shares and (ii) the fact that he is receiving the Infodata Shares without registration under the Securities Act in reliance on the exemption from registration contained in
Section 4(2) of the Securities Act, which Shares are being acquired for investment and without any view to the sale, resale, or other distribution thereof in any manner that is in violation of the Securities Act.

          (c) None of the Shareholders or any of their Affiliates has or claims to have any direct or indirect interest in any tangible or intangible property used in AMBIA's business, except as a holder of the AMBIA Shares. The Shareholders are the sole and exclusive holders of all the outstanding shares of capital stock of AMBIA. Each Shareholder severally and not jointly represents that, except as disclosed on EXHIBIT 4.21(c) attached hereto, none of the Shareholders nor any of their Affiliates has any direct or indirect interest in any other Person which conducts a business similar to, has any contract or arrangement with, or does business or is involved in any way with, AMBIA. EXHIBIT 4.21(c) contains a complete and accurate description of all such Persons, interests, arrangements and other matters.

          (d) Each Shareholder is capable of evaluating the merits and risks of the investment in Infodata Shares, has the capacity to protect his own respective interests, and has the financial ability to bear the economic risks of the investment.

          (e) Each Shareholder has had ample opportunity to discuss Infodata's business, management and financial affairs with its management and the opportunity to review in detail Infodata's property, books, accounts, records, contracts and documents and all other information related to such Shareholder's investment in Infodata Shares. Such Shareholder's questions pertaining to Infodata were answered fully and to the Shareholder's satisfaction.

          (f) Each Shareholder shall not sell, pledge, hypothecate or otherwise transfer any Infodata Shares unless it is registered under the Securities Act and applicable state securities laws or is exempt therefrom. Each Shareholder acknowledges that each certificate representing Infodata Shares shall be endorsed with a legend which provides substantially as follows:

     "The  securities  evidenced  hereby  have not been  registered  under the
     Securities Act of 1933, as amended, or the laws of any other jurisdiction, and may not be sold, transferred, assigned, pledged or otherwise distributed unless there is an effective registration statement under such Act and applicable securities laws covering such securities, or such sale, transfer, assignment, pledge or distribution is exempt from registration under such Act and applicable securities laws. Infodata Systems Inc. may require an opinion of counsel for the holder of the securities (concurred in by counsel for Infodata Systems Inc.) stating that such sale, transfer, assignment, pledge or distribution is exempt from registration under such Act and applicable securities laws."

          (g) Each Shareholder shall vote in favor of the Agreement and the transactions contemplated herein at the shareholders' meeting described in
Section 6.06 hereof.

          (h)  Each  Shareholder   represents  and  warrants  that  he  is  an
"accredited investor," as that term is defined under Rule 501(a) of Regulation D, promulgated under the Securities Act.

          (i) None of the Shareholders has taken or agreed to take any action that would prevent the Merger from constituting a tax-free reorganization qualifying under the provisions of Section 368(a) of the Code.

          (j) Each of the Shareholders has no present intention to dispose of any of the Infodata Shares to be issued in the Merger, unless otherwise permitted under federal or state securities or tax laws.

     Section 4.22 ACCOUNTS RECEIVABLE. The total accounts receivable of AMBIA, net of allowances for doubtful accounts, as of June 30, 1997, as shown on the Interim Financial Statements, shall be at least $50,000.00. In the event AMBIA collects less than $50,000.00 of such accounts receivable within six (6) months after the Effective Date, the Escrow Agent shall reduce the number of Escrow Shares to be delivered to the Shareholders and shall return such shares to Infodata (as set forth in Section 10.01(b) hereof) by an amount equal to
(a) the difference between $50,000.00 and the amount of such accounts receivable actually collected in the six-month period, divided by (b) the average of the closing sale prices of the Common Stock for the ten (10) Business Days ending on the Effective Date. Notwithstanding the foregoing, at the option of either or both of the Shareholders, either or both of the Shareholders may transfer cash to AMBIA or its successor in interest to avoid any such return of Escrow Shares to Infodata. In such an event and in lieu of returning all or a portion of such Escrow Shares to Infodata, AMBIA or its successor shall assign

AMBIA's rights to receive the uncollected accounts receivable to such Shareholder(s) upon receipt and to the extent of any such cash payment.


                                   ARTICLE V

                       REPRESENTATIONS AND WARRANTIES OF
                           INFODATA AND ACQUISITION

     Infodata and Acquisition represent and warrant to AMBIA, SPI and the Shareholders as of the date of this Agreement and on the Effective Date (except as otherwise provided herein) as follows:

     Section 5.01 ORGANIZATION. Each of Infodata and its subsidiaries, including Acquisition, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Infodata and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not in the aggregate result in an Infodata Material Adverse Effect. Infodata has heretofore delivered to AMBIA accurate and complete copies of the articles of incorporation and bylaws, as currently in effect, of Infodata and Acquisition.

     Section 5.02 CAPITALIZATION. (a) The authorized capital stock of Infodata consists of: (i) 6,666,666 authorized shares of common stock, par value, $.03 per share ("Infodata Common Stock"), of which, as of June 30, 1997, 2,320,208 shares were issued and outstanding; and (ii) 500,000 authorized shares of preferred stock, par value $1.00 per share, none of which shares are issued and outstanding. All the issued and outstanding shares of Infodata Common Stock are validly issued, fully paid and nonassessable and free of preemptive rights. All Infodata Shares which are to be issued pursuant to the Merger or the other transactions contemplated hereby, will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights in respect thereto. As of June 30, 1997, a total of 1,048,839 shares of Infodata Common Stock were issuable upon the exercise of options or warrants that have been or may be granted by Infodata pursuant to Infodata's 1995 Stock Option Plan, 1987 Stock Warrant Purchase Plan and other stock option and warrant purchase plans and agreements. Further, Infodata's Board of Directors has approved the 1997 Employee Stock Purchase Plan (the "SPP"), pursuant to which Infodata has reserved up to 200,000 shares of Infodata Common Stock for issuance to eligible employees. The SPP has been approved by Infodata's shareholders, and no shares have been issued under such plan as of the date of this Agreement. Other than such options and warrants, no Person has any right (including preemptive rights) to acquire any shares of Infodata Common Stock.

          (b) EXHIBIT 5.02 attached hereto sets forth the name, jurisdiction of incorporation and capitalization of each subsidiary of Infodata. Except as disclosed in EXHIBIT 5.02, Infodata does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any business. All of the outstanding shares of capital stock of each of Infodata's subsidiaries have been validly issued and are fully paid and nonassessable and, except as set forth in EXHIBIT 5.02, are owned by Infodata free and clear of all liens, charges, claims or encumbrances. Other than such capital stock, no Person has any right (including preemptive rights) to acquire any shares of capital stock or equity securities in any of Infodata's subsidiaries.

     Section 5.03 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Infodata and Acquisition has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Infodata and Acquisition and by Infodata as the sole stockholder of Acquisition and no other corporate proceedings on the part of Infodata or Acquisition are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by each of Infodata and Acquisition and constitutes a valid and binding agreement of each of Infodata and Acquisition, enforceable against each of Infodata and Acquisition in accordance with its terms.

     Section 5.04 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for applicable requirements of the Exchange Act, Securities Act, state Blue Sky laws, and the filing and recordation of an Agreement of Merger, as required by the California Corporations Code, and a Certificate of Merger, as required under Delaware law, no filing with, and no permit, authorization, consent or approval of, any Governmental Authority, is necessary for the consummation by Infodata of the transactions contemplated by this Agreement. Except as set forth in EXHIBIT 5.04 attached hereto, neither the execution and delivery of this Agreement by Infodata or Acquisition nor the consummation by Infodata or Acquisition of the transactions contemplated hereby nor compliance by Infodata or Acquisition with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the articles of incorporation or bylaws of Infodata or Acquisition, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Infodata or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (iii) violate any order, writ, injunction, decree, statute, treaty, rule or regulation applicable to Infodata, any of its subsidiaries or any of their properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults which are not in the aggregate material to the business, operations or financial condition of Infodata and its subsidiaries taken as a whole and which will not prevent or delay the consummation of the transactions contemplated hereby.

     Section 5.05 REPORTS. Except as provided in EXHIBIT 5.05 attached hereto, Infodata has timely filed all required forms, reports and documents with the SEC since December 31, 1995 (collectively, the "Infodata SEC Reports"), all of which have complied with all applicable requirements of the Securities Act and the Exchange Act, and copies of which have been supplied to AMBIA.

     Section 5.06 ACCURACY OF STATEMENTS. Neither this Agreement nor any statement, list, certificate or other information furnished or to be furnished by or on behalf of Infodata to AMBIA in connection with this Agreement or any of the transactions contemplated hereby, taken as a whole, contains or will contain any untrue statement of a material fact regarding Infodata or the Infodata's business, or omits or will omit to state a material fact necessary to make the statements regarding Infodata or Infodata's business contained herein or therein, in light of the circumstances in which they are made, not misleading.

     Section 5.07 NO UNDISCLOSED LIABILITIES. Except as and to the extent set forth in the Infodata SEC Reports, neither Infodata nor any of its subsidiaries had at December 31, 1996, any liabilities required by GAAP to be reflected on a consolidated balance sheet of Infodata and its subsidiaries. Except as and to the extent set forth in such Infodata SEC Reports, since such date and through and including the Effective Date, neither Infodata nor any of its subsidiaries has incurred any liabilities material to the business, operations or financial condition of Infodata and its subsidiaries taken as a whole, except liabilities incurred in the ordinary and usual course of business and consistent with past practice and liabilities incurred in connection with this Agreement.

     Section 5.08 NO DEFAULT. Except as set forth in EXHIBIT 5.08 attached hereto, neither Infodata nor any of its subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its articles of incorporation or its bylaws, (ii) any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Infodata or any of its subsidiaries is a party or by which they or any of their properties or assets may be bound or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to Infodata or any of its subsidiaries, which defaults or violations would, in the aggregate, result in an Infodata Material Adverse Effect or which would prevent or delay the consummation of the transactions contemplated hereby.

     Section 5.09 LITIGATION. Except as disclosed in the Infodata SEC Reports or in EXHIBIT 5.09 attached hereto, there is no action, suit, proceeding, review or, to the best knowledge of Infodata or Acquisition, investigation pending or, to the best knowledge of Infodata or Acquisition, threatened involving Infodata or any of its subsidiaries, at law or in equity, or before any Governmental Authority which in the aggregate are reasonably likely to result in an Infodata Material Adverse Effect.

     Section 5.10 COMPLIANCE WITH APPLICABLE LAW. Infodata and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Authorities necessary for the lawful conduct of their respective business (the "Infodata Permits"), except for failures to hold such Infodata Permits which would not, in the aggregate, constitute an Infodata Material Adverse Effect. Infodata and its subsidiaries are in compliance with the terms of the Infodata Permits, except where the failure so to comply would not result in an Infodata Material Adverse Effect. The businesses of Infodata and its subsidiaries are not being conducted in violation of any applicable law, ordinance, rule, regulation, decree or order of any Governmental Authority, except for violations which or in the aggregate do not and would not result in an Infodata Material Adverse Effect.

     Section 5.11 BROKERS; FINDERS. Infodata has not retained any broker or finder in connection with the transactions contemplated herein so as to give rise to any valid claim for any brokerage or finder's commission, fee or similar compensation.

     Section 5.12 CONTINUITY OF BUSINESS ENTERPRISE. It is the present intention of Infodata to continue at least one historic business line of AMBIA, or to use at least a significant portion of AMBIA's historic business assets in a business, in each case within the meaning of Treasury Regulation ss.1.368-1(d). Neither Infodata nor Acquisition has taken or agreed to take any action that would prevent the Merger from constituting a tax-free reorganization qualifying under the provisions of Section 368(a) of the Code.

     Section 5.13 INTERIM OPERATIONS OF ACQUISITION. Acquisition was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.


                                  ARTICLE VI

                                   COVENANTS

     Section 6.01 COVENANTS OF AMBIA. During the period from the date of this Agreement and continuing until the Effective Date, AMBIA agrees that (except as expressly contemplated or permitted by this Agreement, or to the extent that the other party shall otherwise consent in writing):

          (a) AMBIA shall carry on its business in the usual, regular and ordinary course, consistent with past practice, and use its best efforts, consistent with past practice, to preserve intact its present business organization, maintain its corporate existence and good standing in its state of incorporation, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it.

          (b) AMBIA shall not, nor shall it propose to, (i) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) repurchase, redeem or otherwise acquire any of its securities.

          (c) AMBIA shall not authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (including indebtedness having the right to vote) or equity equivalents (including, without limitation, stock appreciation rights), except as required pursuant to the agreements and instruments outstanding on the date hereof and disclosed in
Section 4.02, or amend in any material respect any of the terms of any such securities or agreements outstanding on the date hereof, other than the issuance of shares of AMBIA capital stock upon the exercise of stock options pursuant to the AMBIA Equity Incentive Plan and upon the exercise or conversion of other AMBIA options, warrants or rights, in each case outstanding on the date of this Agreement and in accordance with their present terms.

          (d) AMBIA shall not amend or propose to amend its articles of incorporation or bylaws.

          (e) AMBIA shall not acquire, sell, lease, encumber, transfer or dispose of any assets outside the ordinary course of business, consistent with past practice, or any assets which are material to AMBIA taken as a whole, except pursuant to obligations in effect on the date hereof, or enter into any commitment or transaction outside the ordinary course of business, consistent with past practice.

          (f) AMBIA shall not incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of AMBIA or guarantee (or become liable for) any debt of others or make any loans, advances or capital contributions or mortgage, pledge or otherwise encumber any material assets or create or suffer any material lien thereupon other than in each case in the ordinary course of business consistent with prior practice.

          (g) AMBIA shall not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the Financial Statements or incurred in the ordinary course of business consistent with past practice.

          (h) AMBIA shall not change any of the accounting principles or practices used by it (except as required by GAAP).

          (i) AMBIA shall not agree to take any of the foregoing actions or knowingly take or agree to take any action that would or is reasonably likely to result in any of its representations and warranties set forth in this Agreement being untrue or in any of the conditions to the Merger set forth in Article VII not being satisfied.

          (j) AMBIA shall give Infodata prompt notice of: (a) any notice of, or other communication relating to, a default or event which, with notice or the lapse of time or both, would become a default, if received by AMBIA subsequent to the date of this Agreement and prior to the Effective Time, under any agreement, indenture or instrument material to the financial condition, properties, business or results of operations of AMBIA, taken as a whole, to which AMBIA is a party or is subject; (b) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, which consent, if required, would breach the representations contained in Article IV; and (c) any AMBIA Material Adverse Change.

          (k) During the period from the date of this Agreement and continuing until the Effective Time, AMBIA agrees that it will not, without the prior written consent of Infodata, except as contemplated by this Agreement, including Section 6.11 hereof, or required by law (i) enter into, adopt, amend or terminate any AMBIA Benefit Plan or other employee benefit plan or any agreement, arrangement, plan or policy between AMBIA and one or more of its directors or executive officers or (ii) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to AMBIA, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

          (l) Immediately prior to the Effective Time, AMBIA shall take all actions reasonably necessary to convert each unexercised option to acquire shares of AMBIA common stock outstanding pursuant to the AMBIA Equity Incentive Plan (whether or not such options are then exercisable) into options to purchase Infodata Common Stock, as set forth in Section 6.11 hereof.

     Section 6.02 PRESS RELEASES. From the date of this Agreement through and including the Effective Date, the parties shall consult with each other before issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any Governmental Authority with respect thereto.

     Section 6.03 NO SOLICITATION. Neither AMBIA nor any of its Affiliates, officers, directors, representatives or agents shall, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) any person, entity or group concerning any merger, sale of substantial assets outside the ordinary course of business, sale of shares of capital stock or similar transaction involving AMBIA (other than the transactions contemplated by this Agreement). AMBIA shall promptly advise Infodata of any such inquiries or proposals it receives from third parties. If the Closing does not occur within thirty (30) days of the date of execution of this Agreement (the "Non-Solicitation Date"), SPI, AMBIA and the Shareholders on the one hand, and Infodata and Acquisition on the other hand, agree that they will not solicit for employment or encourage to leave employment, in each case, whether as an employee, agent or representative, any Person who was during the six-month period prior to the Non-Solicitation Date an officer, employee, agent or representative of any of the other parties, for a period of one (1) year following the Non-Solicitation Date.

     Section 6.04 ACCESS TO INFORMATION. Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject (from which such party shall use reasonable efforts to be released), AMBIA and Infodata shall each (and shall cause each of their respective subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, access, during normal business hours during the period prior to the Effective Time, to its pertinent properties, books, contracts, commitments and records and, during such period, each of AMBIA and Infodata shall furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by law or court order, the parties will hold any such information which is nonpublic in confidence until such time as such information otherwise becomes publicly available through no wrongful act of either party, and in the event of termination of this Agreement for any reason each party shall promptly return all nonpublic documents obtained from any other party, and any copies or summaries made of such documents, to such other party.

     Section 6.05 BEST EFFORTS. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its best efforts to have the Closing occur by August 15, 1997, or as soon as practicable thereafter, and to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement including, without limitation, (i) such actions as may be required to be taken under applicable state securities or Blue Sky laws in connection with the issuance of Infodata Shares contemplated hereby, and (ii) the preparation and filing of all other forms, registrations and notices required to be filed to consummate the transactions contemplated hereby and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions, waivers by any public or private third party. Each party shall promptly consult with the other with respect to, provide any necessary information with respect to and provide the other (or its counsel) copies of, all filings made by such party with any Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

     Section 6.06 SHAREHOLDERS MEETING. AMBIA shall duly call, give notice of, convene and hold a meeting of its shareholders as promptly as practicable for the purpose of voting upon this Agreement and the transactions contemplated herein. AMBIA will, through its Board of Directors, recommend to its shareholders approval of such matters and will coordinate and cooperate with respect to the timing of such meeting and shall use its best efforts to hold such meeting on the same day or as soon as practicable after the date hereof, and shall use its best efforts to secure the approval of this Agreement and the transactions contemplated herein, subject to its fiduciary duties under applicable law.

     Section 6.07 CONTACT CLIENTS. AMBIA shall permit Infodata, and Infodata shall have the right to contact, subject to reasonable conditions, AMBIA's clients under contract with AMBIA and to make reasonable inquiries of such clients; provided, however, that Infodata shall provide AMBIA with advance notice of any such contact and shall permit AMBIA to participate in any such contacts with AMBIA's clients.

     Section 6.08 NOTICE REGARDING CHANGE IN CIRCUMSTANCES. AMBIA shall give Infodata written notice promptly upon the occurrence of or becoming aware of the impending or threatened occurrence of any event which would cause or constitute a breach or would have caused a breach had such event occurred or been known to Infodata prior to the date hereof, of any of AMBIA's representations or warranties contained in this Agreement.

     Section 6.09 INDEMNIFICATION.

          (a) INDEMNIFICATION BY SHAREHOLDERS AND SPI. Except as set forth herein, each of the Shareholders and SPI, jointly and severally, agrees to indemnify Infodata against, and agrees to hold Infodata harmless from, any and all Losses incurred or suffered by Infodata relating to or arising out of or in connection with any of the following:

               (i) any breach of or any material inaccuracy in any representation or warranty made by AMBIA, SPI or the Shareholders in this Agreement or any document delivered pursuant to this Agreement, except for Losses arising from breaches of representations and warranties made under in Sections 4.21(a) and 4.21(b) and the third sentence of Section 4.21(c) hereof and with respect to any representations or warranties regarding the "knowledge" or "best knowledge" of any Person for which such representations and warranties shall be made severally and not jointly, for which Losses each of the Shareholders and SPI shall individually and severally (and not jointly) indemnify Infodata; or

               (ii) any breach of or failure by any or all of the Shareholders, SPI or AMBIA to perform any covenant or obligation of such party set out or contemplated in this Agreement, after a reasonable opportunity is given to cure such breach as set forth in Section 6.09(g) below, and except for Losses arising from breaches of or failures to perform covenants or obligations set forth in Sections 6.14hereof, for which Losses each of the Shareholders and SPI shall individually and severally (and not jointly) indemnify Infodata.

     In seeking indemnification under this Section 6.09(a) against the Shareholders and SPI for Losses, Infodata shall exercise its remedies solely with respect to the Escrow Shares deposited into the Escrow Fund under Section 10.01(b) and the Escrow Agreement; PROVIDED that no claims for any such Losses shall be asserted after the Escrow Period. Except for willful and intentional misconduct or fraud, the remedies set forth in this Section 6.09(a) shall be the sole and exclusive remedies of Infodata hereunder against any Shareholder or SPI, and no Shareholder or SPI shall have any liability to Infodata under this Agreement, except to the extent of the Escrow Shares deposited under the Escrow Agreement.

          (b) INDEMNIFICATION BY INFODATA. Infodata agrees to indemnify each Shareholder against, and agrees to hold each of them harmless from, any and all Losses incurred or suffered by them relating to or arising out of or in connection with any of the following; provided, however that such indemnification shall be the sole remedy for the Shareholders for any and all such Losses and shall be limited to an amount not to exceed the maximum amount recoverable by Infodata under Section 6.09(a):

               (i)  any  breach  of  or  any   material   inaccuracy   in  any
     representation or warranty made by Infodata in this Agreement or any document delivered pursuant to this Agreement; or

               (ii) any breach of or failure by Infodata to perform any covenant or obligation set out or contemplated in this Agreement, after a reasonable opportunity is given to cure such breach as set forth in
     Section 6.09(g) below.

          (c) CLAIMS. The provisions of this Section 6.09(c) shall be subject to Section 6.09(d) below. As soon as is reasonably practicable after becoming aware of a claim for indemnification under this Agreement, the indemnified person ("Indemnified Person") shall promptly give notice to the indemnifying person ("Indemnifying Person") of such claim and the amount the Indemnified Person reasonably believes it will be entitled to receive hereunder from the Indemnifying Person; provided that the failure of the Indemnified Person to promptly give notice shall not relieve the Indemnifying Person of its obligations except to the extent (if any) that the Indemnifying Person shall have been prejudiced thereby. If the Indemnifying Person does not object in writing to such indemnification claim within thirty (30) days of receiving notice thereof, the Indemnified Person shall be entitled to recover, on the thirty-fifth (35th) day after such notice was given, from the Indemnifying Person the amount of such claim, and no later objection by the Indemnifying Person shall be permitted; if the Indemnifying Person agrees that it has an indemnification obligation but objects that it is obligated to pay only a lesser amount, the Indemnified Person shall nevertheless be entitled to recover, on the thirty-fifth (35th) day after such notice was given, from the Indemnifying Person the lesser amount, without prejudice to the Indemnified Person's claim for the difference. In addition to the amounts recoverable by the Indemnified Person from the Indemnifying Person pursuant to the foregoing provisions, the Indemnified Person shall also be entitled to recover from the Indemnifying Person interest on such amounts at the rate of two times Prime Rate from, and including, the thirty-fifth (35th) day after such notice of an indemnification claim is given to, but not including, the date such recovery is actually made by the Indemnified Person.

          (d) NOTICE OF THIRD-PARTY CLAIMS; ASSUMPTION OF DEFENSE. The Indemnified Person shall give notice as promptly as is reasonably practicable to the Indemnifying Person of the assertion of any claim, or the commencement of any suit, action or proceeding, by any Person not a party hereto in respect of which indemnity may be sought under this Agreement; provided that the failure of the Indemnified Person to promptly give notice shall not relieve the Indemnifying Person of its obligations except to the extent (if any) that the Indemnifying Person shall have been prejudiced thereby. The Indemnifying Person may, at its own expense, (a) participate in the defense of any claim, suit, action or proceeding and (b) upon notice to the Indemnified Person and the Indemnifying Person's delivering to the Indemnified Person a written agreement that the Indemnified Person is entitled to indemnification for all Losses arising out of such claim, suit, action or proceeding and that the Indemnifying Person shall be liable for the entire amount of any Loss, at any time during the course of any such claim, suit, action or proceeding, assume the defense thereof; provided, however, that (i) the Indemnifying Person's counsel is reasonably satisfactory to the Indemnified Person, and (ii) the Indemnifying Person shall thereafter consult with the Indemnified Person upon the Indemnified Person's reasonable request for such consultation from time to time with respect to such claim, suit, action or proceeding. If the Indemnifying Person assumes such defense, the Indemnified Person shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Person. If, however, the Indemnified Person reasonably determines in its judgment that representation by the Indemnifying Person's counsel of both the Indemnifying Person and the Indemnified Person would present such counsel with a conflict of interest, then such Indemnified Person may employ separate counsel to represent or defend it in any such claim, action, suit or proceeding and the Indemnifying Person shall pay the fees and disbursements of such separate counsel. Whether or not the Indemnifying Person chooses to defend or prosecute any such claim, suit, action or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof.

          (e) SETTLEMENT OR COMPROMISE. Any settlement or compromise made or caused to be made by the Indemnified Person or the Indemnifying Person, as the case may be, of any claim, suit, action or proceeding shall also be binding upon the Indemnifying Person or the Indemnified Person, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise; provided, however, that no obligation, restriction, injunction, agreement with the effect of an injunction, or Loss shall be imposed on the Indemnified Person as a result of such settlement without its prior written consent. The Indemnified Person will give the Indemnifying Person at least thirty (30) days' notice of any proposed settlement or compromise of any claim, suit, action or proceeding it is defending, during which time the Indemnifying Person may reject such proposed settlement or compromise; provided, however, that from and after such rejection, the Indemnifying Person shall be obligated to assume the defense of and full and complete liability and responsibility for such claim, suit, action or proceeding and any and all Losses in connection therewith in excess of the amount of unindemnifiable Losses which the Indemnified Person would have been obligated to pay under the proposed settlement or compromise.

          (f) FAILURE OF INDEMNIFYING PERSON TO ACT. In the event that the Indemnifying Person does not elect to assume the defense of any claim, suit, action or proceeding, then any failure of the Indemnified Person to defend or to participate in the defense of any such claim, suit, action or proceeding or to cause the same to be done, shall not relieve the Indemnifying Person of its obligations hereunder.

          (g) CURE FOR BREACHES OF COVENANTS. In the event any party to this Agreement breaches any of its covenants or obligations made hereunder (other than covenants and obligations made under Section 6.01 or 6.09 hereof), he/it shall be given ten (10) days within which to cure such breach, following receipt by the breaching party of written notice from the non-breaching party of the existence and the extent of each such breach. The parties acknowledge and agree that the foregoing cure period is reasonable in relation to the covenants and obligations they have undertaken pursuant to this Agreement.

          (h) The provisions of this Section 6.09 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Person and his or its heirs and representatives.

     Section  6.10  CERTAIN  BENEFITS.  (a) Each of Infodata  and  Acquisition
acknowledges that consummation of the transactions contemplated by this Agreement will constitute a change in control of AMBIA (to the extent such concept is applicable) for the purposes of all agreements, contracts, plans, programs, policies or arrangements of AMBIA. From and after the Effective Time, Infodata and its subsidiaries (including the Surviving Corporation) will honor in accordance with their terms all employee benefit plans and employment, severance and consulting agreements described in EXHIBIT 6.10 attached hereto between AMBIA and any officer, director, or employee of AMBIA in effect prior to the Effective Time; PROVIDED, HOWEVER, that nothing herein shall preclude any changes effected on a prospective basis to any employee benefit plan.

          (b) Infodata agrees that it will cause the Surviving Corporation to provide compensation, employee benefit plans and other employee benefits currently provided by AMBIA to its employees employed as of the date of this Agreement and as of the Effective Time which will, in the aggregate, be consistent with and no less favorable than the compensation and benefits provided by Infodata and its other subsidiaries to their employees.

     Section 6.11 AMBIA STOCK PLANS, ETC. (a) At the Effective Time, each outstanding option ("AMBIA Stock Option") to purchase shares of AMBIA common stock, no par value per share, under the AMBIA Equity Incentive Plan or any other plan or agreement, whether vested or unvested, shall be converted into an option ("Replacement Option") to acquire, on the same terms and conditions as were applicable under such AMBIA Stock Option, 4/45 shares of Infodata Common Stock, at an exercise price of $1.69 per share with the same expiration date as such AMBIA Stock Option. Each Replacement Option shall be treated as a non-qualified stock option under the Code and, if possible, as granted pursuant to the terms and conditions of the 1995 Infodata Stock Option Plan, as amended, and the AMBIA Stock Option agreement entered into by AMBIA and the participant in the AMBIA Equity Incentive Plan.

          (b) As soon as practicable after the Effective Time, Infodata shall deliver to each holder of AMBIA Stock Options described in Section 6.11(a) an agreement substantially in the form attached hereto as EXHIBIT 6.11(b) setting forth such holder's rights and obligations under and with respect to the Replacement Option. Infodata shall comply with the terms of any such agreement.

          (c) Infodata shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Infodata Common Stock for delivery pursuant to the terms set forth in this Section 6.11, and such shares shall be registered on a Form S-8 no later than forty-five (45) days after the Effective Date, to permit the legal issuance and exercise of the Replacement Options, and unrestricted resale in the U.S. markets of the shares issued upon exercise of such Options.

     Section 6.12 REGISTRATION OF INFODATA SHARES. Infodata and the Shareholders shall enter into a registration rights agreement substantially in the form attached hereto as EXHIBIT 6.12 (the "Registration Rights Agreement"), pursuant to which the Shareholders will receive certain rights to register their Infodata Shares in accordance with the terms of such agreement.

     Section 6.13 EXPENSES. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses; PROVIDED, HOWEVER, that the Shareholders shall bear all of the costs and expenses of counsel to the Shareholders and AMBIA in connection with the preparation, negotiation and performance of this Agreement (including, without limitation, the letter of intent dated May 1, 1997), and, if the Merger is consummated in accordance with this Agreement, Infodata shall bear all of the costs and expenses of the accounting firm of AMBIA in connection with the audit of AMBIA's Financial Statements and the preparation of the Interim Financial Statements. Notwithstanding anything herein to the contrary, AMBIA shall be responsible for its payroll and other costs and expenses of operations through the Effective Date.

     Section 6.14 NONCOMPETITION. Each of the Shareholders and SPI agree that the following provisions of this Section are intimately linked to the other transactions contemplated by this Agreement, and each Shareholder and SPI acknowledge that Infodata would not enter into this Agreement without each Shareholder and SPI agreeing to be bound by the following provisions from the date hereof until the Ending Date (as hereinafter defined):

          (a) Except as expressly approved (which approval shall not be unreasonably withheld) by Infodata, each Shareholder and SPI (for so long as SPI remains controlled by the Shareholders) agrees that from and after the date of this Agreement until the second anniversary of the Effective Date, that he or it shall not directly or indirectly:

               (i) except in connection with any duties as a director, officer or employee of AMBIA or Infodata, divert or attempt to divert any party who is or was an existing or prospective client, customer or supplier of AMBIA and/or Infodata from engaging in business with AMBIA or Infodata, or provide any services or products to or engage in any business that is competitive with Infodata's or AMBIA's Business;

               (ii) during the one-year period immediately following the Effective Date, solicit for employment or encourage to leave their employment, in each case, either as an employee, agent or representative, any person who was during the two-year period prior to such solicitation or encouragement or is an officer, employee, agent or representative of AMBIA or Infodata;

               (iii) disturb, or attempt to disturb, any business relationship between any third party and AMBIA or Infodata; or

               (iv) make any statement to any third party, including the press or media, which is false or defamatory regarding either AMBIA or Infodata.

          (b) In the event of actual breach of the provisions of this Section, Infodata, in addition to any other remedies available to it for such breach or threatened breach, including the recovery of damages, shall be entitled to seek an injunction restraining any or all of Shareholders or SPI, as appropriate, from such conduct.

          (c) If at any time any of the provisions of this Section shall be determined to be invalid or unenforceable by reason of being vague or unreasonable as to duration, area, scope of activity or otherwise, then this Section shall be considered divisible (with the other provisions to remain in full force and effect) and the invalid or unenforceable provisions shall become and be deemed to be immediately amended to include only such time, area, scope of activity and other restrictions, as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter, and each Shareholder and SPI expressly agrees that this Agreement, as so amended, shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

          (d) The provisions of this Section shall be in addition to, and not in limitation of, any other provisions contained in any other agreement restricting competition by any or all of the Shareholders or SPI.

          (e) The Shareholders and SPI shall not, directly or indirectly, (i) disclose, or (ii) use for their own benefit, or for the benefit of any other Person (other than, in the case of (a) below, AMBIA or an Affiliate of AMBIA),
(a) any secret or confidential information, lists of clients, customers or suppliers, information relating to any clients, customers or suppliers, or any other data of or pertaining to AMBIA or to any Affiliate of AMBIA, their respective businesses or financial affairs, or their products which are not a matter of public knowledge or (b) any Infodata Confidential Information (collectively, the "Confidential Information"). Each Shareholder agrees that upon termination of any such Shareholder's employment or consulting agreement with Infodata for any reason and upon the request of Infodata on or after the Closing Date, he will immediately deliver to Infodata all original papers, books, manuals, lists, correspondence and documents containing or relating to the Confidential Information, together with all copies thereof, except that each Shareholder may keep copies of such materials as shall be necessary to permit such Shareholder to prepare his tax returns or to comply with any other legal requirements. Each of the parties agrees that, from the date of this Agreement until the Effective Date, it will not, directly or indirectly, (i) disclose, or (ii) use for its own benefit, or for the benefit of any other Person any secret or confidential information, lists of clients, customers or suppliers, information relating to any clients, customers or suppliers, or any other data of or pertaining to any of the other parties or their Affiliates, their respective businesses, financial affairs, or their services or products which are not a matter of public knowledge and which were obtained in connection with work performed for or related to AMBIA and/or Infodata.

     Section 6.15 APPOINTMENT OF FISHER AS INFODATA DIRECTOR. Promptly after the Effective Date, Infodata shall appoint Alan Fisher to its Board of Directors. Mr. Fisher shall remain on Infodata's Board of Directors as long as
(i) the Shareholders collectively hold (and/or control the voting rights with respect to) a total of at least five percent (5%) and Alan Fisher holds (and/or controls the voting rights with respect to) at least two and one-half percent (2.5%) of the issued and outstanding shares of Infodata Common Stock and (ii) Mr. Fisher is elected at the annual meeting of Infodata's shareholders. Infodata (through its Nominating Committee) shall recommend Alan Fisher as a nominee to its Board of Directors, and its Board of Directors shall select Mr. Fisher as a nominee for election to the Board, provided that the requirements in subparagraph (i) above are met on the date of any such Nominating Committee and Board action. Mr. Fisher shall be entitled to all of the rights and benefits generally available to other members of Infodata's Board of Directors, including, without limitation, the right to receive grants of stock options to purchase Infodata Common Stock on the same terms and conditions as may be granted from time-to-time to other Infodata Directors.

     Section 6.16 EMPLOYMENT AGREEMENT FOR MOHIUDDIN. Infodata agrees to enter into an Employment Agreement with Razi Mohiuddin, substantially in the form attached hereto as EXHIBIT 6.16, which agreement will provide for the employment by Infodata of Mohiuddin as a Vice President of Infodata, at a base annual salary rate of $110,000 for a period of twenty-four (24) months from the Effective Date. The Employment Agreement also shall provide for
Mohiuddin's participation in Infodata's incentive compensation program and Infodata's 1995 Stock Option Plan. The Employment Agreement shall be renewable separately by the mutual agreement of Infodata and Mohiuddin, and shall contain a noncompetition provision on the terms and conditions set forth in
Section 6.14 hereof.

     Section 6.17 CONSISTENT TAX TREATMENT. Infodata and the Surviving Corporation agree that they shall not take any position on any Tax Return inconsistent with that of AMBIA, SPI and the Shareholders regarding the tax-free nature of the Spin-Off of AMBIA from SPI under Section 355 of the Code. All of the parties agree not to take any action that would prevent the Merger from constituting a tax-free reorganization qualifying under the provisions of Sections 368(a) and (b) of the Code.

     Section 6.18 NEGATIVE COVENANTS OF INFODATA. Except as expressly contemplated by this Agreement or otherwise consented to in writing by the Shareholders (such consent not to be unreasonably withheld), from June 30, 1997 until the Effective Date, Infodata shall not: (i) amend any of the terms or provisions of the Infodata Common Stock which amendment would have an


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

adverse effect on the Stockholders, including, without limitation, any stock splits or issuances of capital stock with respect to the Infodata Common Stock; (ii) knowingly take any action which would result in a failure to maintain the quotation of the Infodata Common Stock on NASDAQ; (iii) declare or pay any dividends or other distribution (whether in cash, stock or other property) on outstanding shares of capital stock; (iv) take or agree to take any action that would or is likely to result in any of Infodata's representations and warranties set forth in this Agreement being untrue or in any of the conditions to the Merger not being satisfied; or (v) agree in writing or otherwise to do any of the foregoing.


                                  ARTICLE VII

                                  CONDITIONS

     Section 7.01 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Date of the following conditions:

          (a) This Agreement shall have been approved and adopted by the affirmative vote of both of the Shareholders.

          (b) Other than the filing provided for by Section 2.01, all authorizations, consents, orders or approvals of, or declarations or filings with, any Governmental Authority, and all required third party consents, the failure to obtain which would result in an Infodata Material Adverse Effect, shall have been filed, occurred or been obtained.

          (c) No statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits the consummation of the Merger and shall be in effect.

          (d) The Escrow Agreement shall have been duly executed by the Shareholders, SPI, Infodata and the Escrow Agent, which agreement shall be effective as of the Effective Date.

          (e) The Employment Agreement shall have been duly executed by Razi Mohiuddin, the Surviving Corporation and Infodata, and shall be binding on such parties and effective as of the Effective Date.

          (f) The Registration Rights Agreement shall have been duly executed by the Shareholders, the Surviving Corporation and Infodata and shall be binding on such parties and effective as of the Effective Date.

     Section 7.02 CONDITIONS OF OBLIGATIONS OF INFODATA AND ACQUISITION TO EFFECT THE MERGER. The obligations of Infodata and Acquisition to effect the Merger are further subject to the satisfaction at or prior to the Effective Date of the following conditions, unless waived by Infodata and Acquisition:

          (a) The representations and warranties of AMBIA set forth in this Agreement shall be true and correct as of the date of this Agreement, and shall also be true in all material respects on and as of the Effective Date with the same force and effect as though made on and as of the Effective Date, except if and to the extent any failures to be true and correct would not, in the aggregate, result in an AMBIA Material Adverse Effect.

          (b) From the date of this Agreement through and including the Effective Date, except as set forth in EXHIBIT 4.06, AMBIA shall not have suffered any AMBIA Material Adverse Changes.

          (c) AMBIA shall have performed all obligations required to be performed by it under this Agreement at or prior to the Effective Date, and all representations and warranties shall be true and correct as of the Effective Date, except where any failures to perform or breaches of such representations or warranties would not, in the aggregate, result in an AMBIA Material Adverse Effect, and shall provide a certificate of the President of AMBIA to that effect.

          (d) AMBIA shall furnish Infodata with copies of (i) resolutions duly adopted by the Board of Directors of AMBIA approving the execution and delivery of this Agreement and all other necessary or proper corporate action to enable AMBIA to comply with the terms of this Agreement, (ii) the resolution duly adopted by the holders of AMBIA Shares approving and adopting this Agreement and the Merger, such resolutions to be certified by the Secretary or Assistant Secretary of AMBIA.

          (e) Opinions of AMBIA's Counsel. AMBIA shall furnish Infodata with an opinion, dated as of the Effective Date, of Fenwick & West, counsel to AMBIA, in form and substance satisfactory to Infodata and its counsel, in the form attached hereto as EXHIBIT 7.02(e), to the effect that:

               (i) AMBIA is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California;

               (ii) AMBIA has the corporate power to carry on its business as it is being conducted on the Closing Date;

               (iii) the authorized capital stock of AMBIA consists of 5,000,000 AMBIA Shares, and the AMBIA Shares issued and outstanding on the date hereof are validly issued and outstanding, fully paid and nonassessable and that between the date hereof and the Effective Date no additional shares of capital stock of AMBIA have been issued and none of such issued and outstanding AMBIA Shares were issued in violation of any preemptive rights of shareholders of AMBIA;

               (iv) AMBIA has taken all required corporate action to approve and adopt this Agreement and the related agreements and contracts contemplated hereby and this Agreement is a valid and binding obligation of AMBIA enforceable against AMBIA in accordance with its terms, subject as to enforcement to bankruptcy, reorganization, moratorium, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

               (v) the execution and delivery of this Agreement by AMBIA does not, and the consummation of the transactions contemplated by this Agreement by AMBIA will not, constitute (i) a breach or violation of, or a default under, the Articles of Incorporation or Bylaws of AMBIA, or
     (ii) a breach, violation or impairment of, or a default under, any judgment, decree, order, statute, law, ordinance, rule or regulation now in effect applicable to AMBIA or its respective properties known to such counsel, or any agreement, indenture, mortgage, lease or other instrument of AMBIA or to which AMBIA is subject and in each case known to such counsel; and

               (vi) All filings required to be made by AMBIA prior to the Effective Time with, and all consents, approvals, permits or authorizations required to be obtained by AMBIA prior to the Effective Date from, Governmental Authorities in connection with the execution and delivery of this Agreement by AMBIA and the consummation of the transactions contemplated by this Agreement by AMBIA, have been so made or obtained, as the case may be.

          In rendering the foregoing opinion (the "Primary Opinion"), such counsel may rely on certificates of officers and other agents of AMBIA and public officials as to matters of fact and, as to matters relating to the law of jurisdictions other than California, upon opinions of counsel of such other jurisdictions reasonably satisfactory to Parent and its counsel, provided such reliance is expressly noted in the Primary Opinion and the opinions of such other counsel and the certificates of such officers, agents and public officials relied on are attached to the Primary Opinion.

          (f) All actions, proceedings, instruments and documents required to carry out this Agreement, or incidental hereto, and all other legal matters shall have been approved by Freedman, Levy, Kroll & Simonds, counsel to Infodata, and such counsel shall have received all documents, certificates and other papers reasonably requested by it in connection therewith.

     Section 7.03 CONDITIONS OF OBLIGATION OF AMBIA TO EFFECT THE MERGER. The obligation of AMBIA to effect the Merger is further subject to the satisfaction at or prior to the Effective Date of the following conditions, unless waived by AMBIA:

          (a) The representations and warranties of Infodata set forth in this Agreement shall be true and correct as of the date of this Agreement, and shall also be true in all material respects on and as of the Effective Date with the same force and effect as though made on and as of the Effective Date, except if and to the extent any failures to be true and correct would not, in the aggregate, result in an Infodata Material Adverse Effect.

          (b) From the date of this Agreement through and including the Effective Date, except as set forth in EXHIBIT 5.06, Infodata shall not have suffered any Infodata Material Adverse Changes (other than changes generally affecting the industries in which Infodata operates, including changes due to actual or proposed changes in law or regulation).

          (c) Infodata shall have performed all obligations required to be performed by it under this Agreement at or prior to the Effective Date, and all representations and warranties shall be true and correct as of the Effective Date, except where any failures to perform or breaches of such representations or warranties would not, in the aggregate, have a material adverse effect on Infodata and its subsidiaries taken as a whole, and shall provide a certificate of the President of Infodata to that effect.

          (d) Infodata and Acquisition shall furnish AMBIA with copies of (i) resolutions duly adopted by their respective Boards of Directors approving the execution and delivery of this Agreement and all other necessary or proper corporate action to enable them to comply with the terms of this Agreement,
(ii) the resolutions duly adopted by Infodata as the sole shareholder of Acquisition approving of the Merger and the transactions contemplated in this Agreement, such resolutions to be certified by the President, Secretary or Assistant Secretary of Infodata.

          (e) Infodata shall furnish AMBIA with an opinion, dated as of the Effective Date, of Freedman, Levy, Kroll & Simonds, counsel to Infodata and Acquisition, in form and substance satisfactory to AMBIA and its counsel, in the form attached hereto as EXHIBIT 7.03(e), to the effect that:

               (i) Each of Infodata and Acquisition is a corporation duly incorporated, validly existing and in good standing under the laws of the state in which such corporations were incorporated;

               (ii) each has the corporate power to carry on its businesses as they are being conducted on the Effective Date;

               (iii) the authorized capital stock of Infodata consists of 6,666,666 shares of Infodata Common Stock and 500,000 shares of preferred stock, and the Infodata Shares and the shares of Infodata Common Stock issued and outstanding on the date hereof are validly issued and outstanding, fully paid and nonassessable and that between June 30, 1997, and the Effective Date no additional shares of Infodata Common Stock have been issued (other than shares issued upon the exercise of stock options or warrants granted under Infodata's stock option and warrant plans referred to in
     Section 5.02) and none of such issued and outstanding Shares were issued in violation of any preemptive rights of shareholders of Infodata;

               (iv) Infodata and Acquisition has each taken all required corporate action to approve and adopt this Agreement and the related agreements and contracts contemplated hereby (including, without limitation, the Registration Rights Agreement) and this Agreement is a valid and binding obligation of the each, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, reorganization, moratorium, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

               (v) the execution and delivery of this Agreement by each of the Infodata and Acquisition do not, and the consummation of the transactions contemplated by this Agreement by each will not, constitute (i) a breach or violation of, or a default under, the articles of incorporation or bylaws of either, or (ii) a breach, violation or impairment of, or a default under, any judgment, decree, order, statute, law, ordinance, rule or regulation now in effect applicable to either or their respective properties known to such counsel, or any agreement, indenture, mortgage, lease or other instrument of either or to which either is subject and in each case known to such counsel and

               (vi) all filings required to be made by each prior to the Effective Date with, and all consents, approvals, permits or authorizations required to be obtained by each prior to the Effective Date from, Governmental Authorities in connection with the execution and delivery of this Agreement by AMBIA and the consummation of the transactions contemplated by this Agreement by each, have been so made or obtained, as the case may be.

          In rendering the foregoing opinion (the "Primary Opinion"), such counsel may rely on certificates of officers and other agents of Infodata or Acquisition and public officials as to matters of fact and, as to matters relating to the law of jurisdictions other than Delaware and Virginia, upon opinions of counsel of such other jurisdictions reasonably satisfactory to AMBIA and its counsel, provided such reliance is expressly noted in the Primary Opinion and the opinions of such other counsel and the certificates of such officers, agents and public officials relied on are attached to the Primary Opinion.

          (f) Infodata shall furnish AMBIA with an opinion, dated as of the Effective Date, of Freedman, Levy, Kroll & Simonds, counsel to Infodata and Acquisition, in form and substance satisfactory to AMBIA and its counsel, in the form attached hereto as EXHIBIT 7.03(f) (THE "TAX OPINION"), to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and Infodata, AMBIA, and Acquisition will each be a party to the reorganization within the meaning of Section 368(b) of the Code. In rendering the Tax Opinion, such counsel may rely on certificates of officers and other agents of Infodata, AMBIA and SPI and/or upon representation letters of the Shareholders, SPI, AMBIA and Infodata in forms attached hereto as EXHIBIT 7.03(f)-1.

          (g) All actions, proceedings, instruments and documents required to carry out this Agreement, or incidental hereto, and all other legal matters shall have been approved by Fenwick & West, LLP, counsel to AMBIA, and such counsel shall have received all documents, certificates and other papers reasonably requested by it in connection therewith.


                                 ARTICLE VIII

                           TERMINATION AND AMENDMENT

     Section 8.01 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of AMBIA or
Infodata:

          (a) by mutual consent of Infodata and AMBIA;

          (b) by either Infodata or AMBIA if the Merger shall not have been consummated before September 30, 1997 (unless the failure to consummate the Merger by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement); or

          (c) by either Infodata or AMBIA if (i) the conditions to such party's obligations shall have become impossible to satisfy or (ii) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and non-appealable (unless either (i) or (ii) above shall be the result of any improper action or inaction on the part of either Infodata or AMBIA, as the case may be).

     Section 8.02 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 8.01 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its Affiliates, directors, officers or stockholders, other than the provisions of Sections 6.04, 6.15(a), 6.15(e), and 10.08. Nothing contained in this Section 8.02 shall relieve any party from liability for any breach of this Agreement.

     Section 8.03 AMENDMENT. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the Shareholders, but, after any such approval, no amendment shall be made which by law requires further approval by the Shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 8.04 EXTENSION; WAIVER. At any time prior to the Effective Date, the parties hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.


                                  ARTICLE IX

                         POST-EFFECTIVE DATE COVENANTS

     Section 9.01 TAX RETURNS. In filing federal tax returns at any time, each of the Shareholders, Infodata, AMBIA and Acquisition shall take consistent filing positions to the effect that for federal income tax purposes (i) the
Merger qualifies as a "reorganization" within the meaning of Section 368(a)(1)(A) of the Code, and no Shareholder is required to recognize income gain or loss with respect thereto; (ii) a Shareholder is not required to recognize any income or gain with respect to his right, if any, to receive payments under such Shareholder's employment agreement; and (iii) the recipients of Replacement Options to purchase Infodata Common Stock will not recognize income or gain on the receipt of such options.

     Section 9.02 ADJUSTMENT. Any adjustment referred to in Section 3.02 shall be made in accordance with that Section.

     Section 9.03 FURTHER INSTRUMENTS AND ACTIONS. From time to time after the Effective Date, AMBIA, SPI and the Shareholders shall execute and deliver to Infodata such further instruments of sale and assignment as Infodata may reasonably request and AMBIA, SPI and the Shareholders shall take all other actions, as required by Infodata, in order to fully vest and confirm in Infodata all right, title and interest of the AMBIA Shares and otherwise to carry out the purposes of this Agreement.


                                   ARTICLE X

                                 MISCELLANEOUS

     Section 10.01  SURVIVAL OF  REPRESENTATIONS,  WARRANTIES  AND  COVENANTS;
ESCROW.

          (a) SURVIVAL. All of the representations, warranties and covenants made herein shall survive the Effective Date, for a period of two (2) years.

          (b) ESCROW ARRANGEMENTS.

               (i) At the Closing, 60,000 Infodata Shares (plus any additional New Shares (as defined below) as may be issued in respect thereof after the Closing)(collectively, the "Escrow Shares") will be delivered to and deposited with SETTLEMENTCORP of Washington, D.C. (the "Escrow Agent"), which deposit shall constitute a fund (the "Escrow Fund") to be governed by the terms of the agreement dated as of the Effective Date attached hereto as EXHIBIT 10.01(b) and at Infodata's sole cost and expense. The portion of the Escrow Shares deposited on behalf of each of the Shareholders is listed opposite such Shareholder's name on the attached
     EXHIBIT 10.01(b)(i). The Escrow Fund shall be available to compensate Infodata and its Affiliates for any Losses incurred as a result of any breach by AMBIA, SPI or the Shareholders of any representation, warranty, covenant or agreement contained herein. Nothing herein shall limit the liability of AMBIA, SPI or the Shareholders for any breach of any such representation, warranty, covenant or agreement if the Merger does not close. Resort to the Escrow Fund shall be the exclusive contractual remedy of Infodata and its Affiliates for any such breaches and misrepresentations if the Merger does close; PROVIDED, HOWEVER, that nothing herein shall limit any noncontractual remedy for willful or intentional misconduct or for gross misrepresentations.

               (ii) Subject to the requirements set forth in the Escrow Agreement, the Escrow Fund shall remain in existence until the second anniversary date of the Effective Date (the "Escrow Period"). Following the first anniversary date of the Effective Date, the Escrow Agent shall release from the Escrow Fund and distribute to the Shareholders Twenty Thousand (20,000) of the Escrow Shares; PROVIDED, HOWEVER, that the number of Escrow Shares, which, in the manner and on the terms set forth in the Escrow Agreement, are necessary to satisfy any unsatisfied pending claims existing as of the first anniversary date of the Effective Date, shall remain in the Escrow Fund until such claims have been resolved. Upon expiration of the Escrow Period, the Escrow Fund shall terminate with respect to the Escrow Shares remaining in the Escrow Fund; PROVIDED, HOWEVER, that the number of Escrow Shares, which, in the manner and on the terms set forth in the Escrow Agreement, are necessary to satisfy any unsatisfied pending claims existing as of the last date of the Escrow Period, shall remain in the Escrow Fund until such claims have been resolved. As soon as all such claims have been resolved, the Escrow Agent shall deliver to the Shareholders all Escrow Shares and other property remaining in the Escrow Fund not required to satisfy such claims.

               (iii) Any shares of Infodata Common Stock or other equity securities issued or distributed by Infodata (including shares issued upon a stock split) in respect of Escrow Shares ("New Shares") remaining in the Escrow Fund shall be added to the Escrow Fund and shall become a part thereof.

               (iv) Any Escrow Shares that are retained in the Escrow Fund to satisfy claims arising hereunder shall not be delivered to the Shareholders, but shall be delivered to Infodata as soon as such claims have been resolved, in accordance with the terms of the Escrow Agreement.

     Section 10.02 NOTICES. All notices and other communications hereunder shall be in writing (and shall be deemed given upon receipt) if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a) if to Infodata or Acquisition, to

              Infodata Systems Inc.
              12150 Monument Drive, Suite 400
              Fairfax, Virginia  22033
              Attention: Chris Dettmar, Chief Financial Officer
              Facsimile No.: (703) 934-7154

              with a copy to

              Walter Freedman, Esq.
              Freedman, Levy, Kroll & Simonds
              1050 Connecticut Avenue, N.W., Suite 825
              Washington, D.C.  20036-5366
              Facsimile No.: (202) 457-5151

              and

          (b) if to AMBIA, to

              Alan S. Fisher
              8 Deer Oaks Drive
              Pleasanton, CA  94588
              Facsimile No.: 510-846-6853

              with a copy to:

              Razi Mohiuddin
              19805 Oakhaven Drive
              Saratoga, CA  95070
              Facsimile No.: 408-446-2198

              and a copy to

              Mark C. Stevens, Esq.
              Fenwick & West, LLP
              Two Palo Alto Square
              Palo Alto, California  94306
              Facsimile No.:  415-857-0361

     Section 10.03 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     Section 10.04 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     Section 10.05 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof (other than any confidentiality agreement between the parties; any provisions of such agreements which are inconsistent with the transactions contemplated by this Agreement being waived hereby) and (b) shall not be assigned by operation of law or otherwise, provided that Infodata may cause Acquisition to assign its rights and obligations to Infodata or any other wholly owned subsidiary of Infodata, but no such assignment shall relieve Acquisition of its obligations hereunder if such assignee does not perform such obligations.

     Section 10.06 GOVERNING LAW; JURISDICTION AND SERVICE OF PROCESS; DISPUTE RESOLUTION.

          (a) GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Virginia without regard to any applicable principles of conflicts of law; PROVIDED, HOWEVER, that the Merger shall comply with and be governed by Section 1103 of the California Corporations Code.

          (b) JURISDICTION AND SERVICE OF PROCESS. ANY ACTION OR PROCEEDING SEEKING TO ENFORCE ANY PROVISION OF, OR BASED ON ANY RIGHT ARISING OUT OF, THIS AGREEMENT, INCLUDING ANY MEDIATION OR BINDING ARBITRATION, SHALL BE BROUGHT AGAINST ANY OF THE PARTIES HERETO IN THE COUNTY AND THE STATE IN WHICH THE DEFENDANT OR ADVERSE PARTY IN SUCH ACTION OR PROCEEDING RESIDES OR IS DOMICILED. EACH OF THE PARTIES HERETO CONSENTS TO THIS JURISDICTION PROVISION IN ANY SUCH ACTION OR PROCEEDING AND WAIVES ANY OBJECTION TO VENUE LAID THEREIN. PROCESS IN ANY ACTION OR PROCEEDING REFERRED TO IN THE PRECEDING SENTENCE MAY BE SERVED ON ANY PARTY HERETO ANYWHERE IN THE WORLD.

          (c) DISPUTE RESOLUTION. (i) MEDIATION. If a claim, disagreement, or dispute arises or exists between the parties to this Agreement with respect to the interpretation, performance or enforcement of any term or condition of this Agreement not governed by the Escrow Agreement (hereinafter, "Disagreement"), any party to this Agreement may require the other party that is involved in the Disagreement to submit the reasons for his position(s), in writing, and then enter into good faith negotiations to attempt to resolve the Disagreement. If such Disagreement cannot be settled by good faith negotiations between the parties, and if the continued failure to settle such Disagreement is likely to have a material adverse impact on the Business of either AMBIA or Infodata (as determined in the reasonable good faith discretion of the Board of Directors of Infodata), both of the parties to the Disagreement may elect in writing to submit the Disagreement to mediation under the Commercial Mediation Rules of the American Arbitration Association. The mediator shall be chosen by each party's respective counsel or by the parties themselves, within ten (10) days after the written notice of the election to mediate is made. In the event no mediator can be chosen within such ten-day period or upon termination of the mediation by the mediator without a mutually satisfactory resolution of the Disagreement, the parties shall proceed to binding arbitration as described under Section 10.06(c)(ii) below. The mediator shall end the mediation whenever, in the mediator's judgment, further efforts at mediation would not contribute to a resolution of the Disagreement. The mediator shall not have the authority to impose a settlement on the parties to the Disagreement, but will attempt to assist them reach a satisfactory resolution of the Disagreement.

               (ii) BINDING ARBITRATION. If the parties to a Disagreement are unable to resolve the Disagreement between them pursuant to Section 10.06(c)(i) within thirty (30) days of the making of the written election to mediate or sooner if the parties mutually agree, or if a mediator is not appointed within the time frame set forth in that Section, either party to a Disagreement may submit the Disagreement to arbitration unless the amount of the Loss in question involves pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties to the Disagreement agree to arbitration. Any such arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association then pertaining (the "Rules"), insofar as such Rules are not inconsistent with the terms and provision set forth in this Agreement, unless the parties mutually agree otherwise, and pursuant to the following procedures

               (A) The Disagreement shall be settled by a panel of three (3) arbitrators. Each of the parties to the Disagreement shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the Disagreement. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including reasonable attorney's fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that it was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and the amount of any claim involved in a Disagreement shall be binding and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall state the award, judgment, decree or order of the arbitrators.

               (B) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction, as determined in Section 10.06(b) above. Any such arbitration shall be held in the county and state of residence or domicile of the party against whom the Disagreement was first asserted, under the rules then in effect of the American Arbitration Association. For purposes of this Section 10.06(c)(ii): (i) Infodata shall be deemed to be domiciled in Fairfax County, Virginia, and the Shareholders and SPI shall be deemed to be domiciled in Pleasanton, California, unless such domiciles are modified by a signed amendment to this Agreement executed by all parties hereto; and, (ii) in any arbitration hereunder in which any claim or the amount thereof stated in a written notice is at issue, Infodata shall be deemed to be the non-prevailing party in the event that the arbitrators award Infodata less than the sum of one-half (1/2) of the disputed amount plus any amounts not in dispute; otherwise, the Shareholders shall be deemed to the non-prevailing party. The non-prevailing party to an arbitration hereunder shall pay its own expenses, the fees of the arbitrators, the administrative fee of the American Arbitration Association, and the expenses, including, without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

     Section 10.07 PUBLICITY. Except as otherwise required by law or the rules of any national securities exchange, for so long as this Agreement is in effect, neither AMBIA nor Infodata shall, or shall permit any of its subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without prior consultation with the other party.

     Section 10.08 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, except pursuant to Sections 5.09, 5.10 and 5.11 hereof. Infodata shall cause Acquisition to perform its obligations hereunder.


                    [The next page is the signature page.]

     IN WITNESS WHEREOF, AMBIA, SPI, Infodata the Shareholders and Acquisition have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

 ATTEST/WITNESS:                           AMBIA CORPORATION


 /s/ALAN FISHER                            By: /s/ALAN FISHER           [SEAL]
 --------------------------------------        --------------------------
 Alan Fisher, Secretary                        Alan Fisher, President



                                           INFODATA SYSTEMS INC.


 /s/CURTIS D.  CARLSON                     By: /s/HARRY KAPLOWITZ       [SEAL]
 --------------------------------------        --------------------------
 Curtis D. Carlson, Assistant Secretary        Harry Kaplowitz, President



                                           AMBIA ACQUISITION CORPORATION


 /s/CURTIS D.  CARLSON                     By: /s/HARRY KAPLOWITZ       [SEAL]
 --------------------------------------        --------------------------
 Curtis D. Carlson, Assistant Secretary        Harry Kaplowitz, President



                                           SOFTWARE PARTNERS, INC.


 /s/ALAN FISHER                            By: /s/ALAN FISHER           [SEAL]
 --------------------------------------        --------------------------
 Alan Fisher, Secretary                        Alan Fisher, President



                                               /s/ALAN FISHER           [SEAL]
 --------------------------------------        --------------------------
                                               Alan Fisher


                                               /s/RAZI MOHIUDDIN        [SEAL]
 --------------------------------------        --------------------------
                                                Razi Mohiuddin